EXHIBIT 10.8

PURCHASE OPTION AGREEMENT

This Purchase Option Agreement (this "Agreement") is entered into by and among all the parties below in Wuhan China on June 30th, 2009:

Party A:  Wuhan Vogue-Show Jewelry Co., Ltd, a Wholly-Owned Foreign Enterprise ("WOFE”) registered in Wuhan of the PRC, with legal registered office at 5th Floor 1-3, No. Te 15, Economic Development Zone, Jiang’an District, Wuhan.

Party B:  Each of the shareholders of Wuhan Kingold Jewelry Co., Ltd set forth on Table 1 (collectively, the "Kingold Shareholders" or individually the "Shareholder”).

Party C:  Wuhan Kingold Jewelry Co., Ltd, a corporation incorporated and duly existing in the territory of the PRC pursuant to the laws of the PRC with business license registration number:  420100000023089 and legal registered office at No. Te 15, Huangpu Science and Technology Park, Jiang’an District, Wuhan.

In this Agreement, Party A, the Kingold Shareholders and Party C collectively are referred to as "all parties" and each of them is referred to as "a party".

WHEREAS:

1.           On the date of execution of this Agreement, each of the Kingold Shareholders set forth on Table 1 is a shareholder of Party C, and the Kingold Shareholders jointly and duly hold 95% equities of Party C, and the percentages of equities owned by each of the Kingold Shareholders are listed on Table 1 attached hereto.

2.           Each of the Kingold Shareholders agrees to jointly and irrevocably confer Party A the purchase option to purchase 95% equities in Party C, so that Party A or the third party designated by Party A ("Designee") may have the right to purchase all equities the Kingold Shareholders hold in Party C ("Object Equities”) at any time when the law of the PRC permits and deems it proper.  And Party A agrees to accept the above-mentioned purchase option.

3.           Party C agrees to irrevocably confer Party A the purchase option to purchase all the assets of Party C, so that Party A or its Designee may have the right to purchase all the assets of Party C ("Object Assets”) at any time when the law of the PRC permits and deems it proper.  And each of the Kingold Shareholders of Party C agrees to such grant and Party A agrees to accept the above-mentioned purchase option.

NOW, THEREFORE, with the consensus reached through negotiation, all parties have entered into this Agreement and agreed to abide by it pursuant to the applicable laws and regulations of the PRC.

Clause 1              Conferring and Exercise of Purchase Option

1.1         Purchase Option of Purchase Equities.  Each of the Kingold Shareholders agrees to jointly and irrevocably confer Party A the purchase option to purchase all the equities they hold in Party C (“Equity Purchase Option”):

1.1.1        Commencing upon the date hereof and continuing through the date which is ten (10) years from the date hereof (“Exercise Period”), Party A or its Designee shall have the right to purchase all or part of the equities the Kingold Shareholders holds in Party C pursuant to the related terms and conditions under this Agreement and at the Exercise Price for Equity Purchase Option (as defined hereunder), provided that the law of the PRC at that time permits.  The Kingold Shareholders agrees to enter into an Equity Transfer Agreement (“Equity Transfer Agreement”) with Party A or its Designee in the format attached hereunder as Annex 1 to this Agreement.  The Exercise Period under this Agreement may be extended by the written consent of Party A before the expiration date.  The term of extension shall be determined through mutual agreement by all parties to this Agreement.

1.1.2        Where the law of the PRC permits and Party A sends the Equity Purchase Exercise Notice (as defined in Clause 2.2.1), the Kingold Shareholders and Party C shall unconditionally cooperate with Party A to carry out the above procedures and transfer all or part of the Object Equities to Party A or its Designee, and transfer all necessary formalities such as review and approval, permit, registration and filing.

1.1.3        The Object Equities shall be free of any Security Interest.  Fro the purpose of this Agreement, Security Interest means any mortgage, pledge, the right or interest of the third party, any purchase right of equity interest, right of acquisition, right of first refusal, right of set-off, ownership detainment or other security arrangements, however, it does not include any security interests created under the Pledge of Equity Agreement entered into by Party A and the Kingold Shareholders on the same day as this Agreement (“Pledge of Equity Agreement”).

1.1.4        During the Exercise Period, if the holding of all or part of the Object Equities by any or all of the Kingold Shareholders is or will be deemed to violate the applicable laws and regulations, the Kingold Shareholders and Party C shall immediately send a written notice to Party A to explain the reason in detail.

1.2         Purchase Option to Purchase Assets.  Party C here agrees to irrevocably confer Party A the purchase option to purchase all of its assets (“Assets Purchase Option”).  The Equity Purchase Option and the Assets Purchase Option collectively are referred to as “Purchase Option”:

1.2.1       During the Exercise Period, Party A or its Designee shall have the right to purchase all or part of the assets owned by Party C pursuant to the terms and conditions under this Agreement at the Exercise Price for Assets Purchase Option or a percentage thereof (as defined hereunder), provided that the law of the PRC at that time permits.  Party C agrees to enter into an assets transfer agreement (“Assets Transfer Agreement”) with Party A or its Designee in the format attached hereunder as Annex 2 to this Agreement.

1.2.2       Where the law of the PRC permits and Party A sends the Asset Purchase Exercise Notice (as defined in Clause 2.3.1), the Kingold Shareholders and Party C shall unconditionally cooperate with Party A to carry out the above procedures and transfer all or part of the Object Assets to Party A or its Designee, and transact all necessary formalities such as review and approval, permit, registration and filing.

1.2.3       When Party A exercises the Assets Purchase Option, the Kingold Shareholders shall ensure certain shareholders of Party C set forth on Table 2 will approve the asset transfer under this Agreement.

Clause 2              Exercise Steps

2.1         Pursuant to the applicable laws and regulations, Party A shall have the right to determine the time, manner and number of purchases for the Purchase Option.

2.2         Exercise steps to purchase equities:

2.2.1       During the Exercise Period, Party A may send an exercise notice (“Equity Purchase Exercise Notice”) to any or all of the Kingold Shareholders to exercise the Equity Purchase Option under this Agreement to purchase all or part of the Object Equities or transfer all or part of the Object Equities to a Designee, provided that the law of the PRC permits at that time.

2.2.2       Upon receipt of the Equity Purchase Notice pursuant to Clause 2.2.1 above, party B and/or such Kingold Shareholder(s) as applicable shall immediately:

(a)           enter into an Equity Transfer Agreement in the format attached as Annex 1 hereto with Party A and/or its Designee according the requirements of the Equity Purchase Exercise Notice;

(b)           revise the Articles of Association of Party C together with Party A and/or its Designee and other shareholders of Party C at that time pursuant to the Equity Transfer Agreement;

(c)           convene a shareholder’s meeting of Party C to pass the resolutions to approve the equity transfer pursuant to the exercise of the Equity Purchase Option and the amendment to the Articles of Association of Party C;

(d)           together with Party A and/or its Designee and other shareholders of Party C at that time, handle all necessary approval and examination, registration and filing procedures required by laws and regulations of the PRC within thirty (30) business days as of the date of execution of this Agreement or an earlier time agreed upon by the parties; and

(e)           the Kingold Shareholders shall execute all other requisite contracts, agreements or documents, obtain all requisite approvals and consents of the government, conduct all necessary actions, without any Security Interest, to transfer the valid ownership of the Object Equities to Party A and/or its Designee, and cause Party A and/or its Designee to be the registered owner of the Object Equities.

2.3         Exercise steps to purchase assets:

2.3.1       During the Exercise Period, Party A may send an exercise notice ("Assets Purchase Exercise Notice") to Party C to exercise the Assets Purchase Option under this Agreement, purchase all or part of the Object Assets owned by Party C or transfer all or part of the Object Assets to a Designee, provided that the law of the PRC permits at that time.

2.3.2       Once Party C receives the Assets Purchase Exercise Notice pursuant to Clause 2.3.1 above, Party C shall immediately:

(a)           enter into an Assets Transfer Agreement in the format attached as Annex 2 hereto and any other necessary agreements with Party A and/or its Designee according to the requirements set forth in the Assets Purchase Exercise Notice;

(b)           convene a shareholder's meeting of Party C to pass the resolution to approve the exercise of the Assets Purchase Option; and

(c)           Party C and the Kingold Shareholders shall execute all other requisite contracts, agreements or documents, obtain all requisite approvals and consents of the government, conduct all necessary actions, without any security interest, transfer the valid ownership of the Object Assets to Party A and/or it Designee, and cause Party A and/or its Designee to be the registered owner of the Object Assets.

2.4         Before Party A obtains the Object Equities or the Object Assets of Party C by means of exercising either the Equity Purchase Option or the Assets Purchase Option, the Kingold Shareholders and/or Party C shall entrust Party A to manage Party C pursuant to the Exclusive Management Consulting and Technical Support Agreement entered into by and between Party A and Party C on the same day as this Agreement.

2.5         Exercise Conditions.  During the Exercise Period, where Party A deems it necessary and the law of the PRC at that time permits to purchase the equities or assets of Party C, Party A may immediately exercise the Equity Purchase Option or the Assets Purchase Option, and purchase the Object Equities or Object Assets.  Party A shall have the right to choose to exercise either the Equity Purchase Option or the Assets Purchase Option; and the exercise of the Equity Purchase Option will not affect the exercise of the Assets Purchase Option and vice versa.

Clause 3              Exercise Price

3.1         Exercise price for Equity Purchase Option ("Exercise Price for Equity Purchase Option")

For Party A to exercise the Equity Purchase Option, the purchase price of the Object Equities shall be negotiated based on the appraisal by an assets evaluation institution mutually agreed upon by Party A and the Kingold Shareholders.

If the applicable PRC laws imposes other restrictions on the purchase price of the Object Equities or otherwise amends the applicable law at the time when Party A exercise the Equity Purchase Option, all Parties agree that the purchase price shall be set at the lowest price permitted by the applicable laws.

3.2         Exercise price for Assets Purchase Option ("Exercise Price for Assets Purchase Option")

For Party A to exercise the Assets Purchase Option, the purchase price of the Object Assets shall be negotiated based on the appraisal by an assets evaluation institution mutually agreed upon by Party A and Party C

If the applicable PRC laws impose other restrictions on the purchase price of the Object Assets or otherwise amends the applicable law at' the time when Party A exercise the Assets Purchase Option, all Parties agree that the purchase price shall be set at the lowest price permitted by the applicable laws.

Clause 4              Represent ions and Warranties

4.1         Each party respectively represents and warranties to the other parties that:

4.1.1        it has the right to execute this Agreement, the Equity Transfer Agreement, and the Assets Transfer Agreement, and the capability to perform its obligations under this Agreement, the Equity Transfer Agreement, and the Assets Transfer Agreement;

4.1.2        it has carried out necessary internal derision-making procedures, obtained proper authority, acquired all the necessary consent and approval of any requisite third party and government authority to enter into and perform its obligations under this Agreement, the Equity Transfer Agreement, and the Assets Transfer Agreement;

4.1.3        to its knowledge and without independent verification, the execution, delivery of this Agreement, the Equity Transfer Agreement, and the Assets Transfer Agreement, and performance of the obligations under this Agreement, the Equity Transfer Agreement, and the Assets Transfer Agreement will not:  (i) violate any PRC laws, (ii) conflict with its Articles of Association or other organizational documents; (iii) breach any contracts or documents to which each party is a party or which bind each party; (iv) violate any acquired permits, approvals or any valid qualifications; or (v) result in the ceasing or revocation or additional conditions to the acquired permits or approvals; and

4.1.4        once executed, this Agreement, the Equity Transfer Agreement, and the Assets Transfer Agreement will constitute the legal, valid, and binding obligation of each party, and each party will be subject to compulsory enforcement on it pursuant to the terms and conditions under this Agreement, the Equity Transfer Agreement, and the Assets Transfer Agreement.

4.2         The Kingold Shareholders hereby, jointly and severally, represents and warrants to Party A that:

4.2.1        Each of the Kingold Shareholders is a shareholder, duly and legally registered, of Party C and has paid the subscribed registered capital in full sum pursuant to the law of the PRC.

4.2.2        The shares held by the Kingold Shareholders can be freely transferred without anyone's prior consent, and the shares are free of encumbrances of any kind, other than the Security Interest pursuant to the Pledge of Equity Agreement.

4.2.3        The Kingold Shareholders have complied with all PRC laws and regulations applicable to the purchase of assets and equities in connection with this Agreement, the Equity Transfer Agreement, and the Assets Transfer Agreement.

4.2.4        No litigation, arbitration or administrative procedure relevant to the Object Equities or the Kingold Shareholder itself is in process or to be settled, and the Kingold Shareholders have no knowledge of any pending or threatened claim;

4.2.5        None of the Kingold Shareholders has sold or has agreed to sell its equities in Party C to any third party other than Party A or its Designee.

4.2.6        Each of the Kingold Shareholders strictly abides by the obligations under the Articles of Association of Party C.  There are no circumstances that may affect the legal status of the Kingold Shareholders as the shareholders of Party C, or any circumstance that may prevent Party A from exercising the Equity Purchase Option under this Agreement.

4.2.7        The Kingold Shareholders, upon the request of Party A, will appoint any person designated by Party A to he the director of Party C.

4.2.8        The Kingold Shareholders shall promptly notify Party A of any pending or threatened litigation, arbitration or administrative procedure related to the assets, business and income of Party C, and tender to Party A the sole control of the defense and settlement of such claim and cooperate with such defense and/or settlement at its own expense.

4.3         Party C hereby represents and warrants to Parry A that:

4.3.1        Party C is a joint stock limited company duly and legally registered and existing pursuant to the law of the PRC.

4.3.2        Its business is operated in all major aspects conforming to the current effective law of the PRC.

4.3.3        Party C complies with all PRC laws and regulations applicable to the purchase of assets and equities in connection with this Agreement, the Equity Transfer Agreement, and the Assets Transfer Agreement.

4.3.4        The shares of Party C are transferable, and Party C has not permitted or caused any Security Interest to be imposed upon the shares of Party C, other than the Security Interest pursuant to the Pledge of Equity Agreement.

4.3.5        Party C does not have any unpaid debt, other than (i) debt arising from its normal business; and (ii) debt disclosed to Party A and obtained written consent by Party A.

4.3.6        No litigation, arbitration or administrative procedure relevant to the Object Equities and Object Assets of Party C or Party C itself is in process or to be settled and Party C has no knowledge of any pending or threatened claim.

4.3.7        Party C has not sold or agreed to sell any of its assets to any third party other than Party A or its Designee.

4.3.8        Neither the execution and delivery of this Agreement, the Equity Transfer Agreements or Assets Transfer Agreements, nor the performance of the obligations under this Agreement, any Equity Transfer Agreements or Assets Transfer Agreements will:  (i) violate any PRC laws; (ii) conflict with its Articles of Association or other organizational documents; (iii) breach any contracts or documents to which Party C is a party or which bind Party C; (iv) violate any acquired permits, approvals or any valid qualifications; or (v) result in the ceasing or revocation or additional conditions to the acquired permits or approvals.

4.3.9        Party C will maintain insurance from an insurance company acceptable to Party A.  The amount and category of insurance shall be the same as those held by the companies which are in the same industry with similar business and own the similar properties and assets as Party C.

4.3.10      Upon the request of Party A, Party C shall provide all related operation and finance materials of Party C to the extent that those materials are available to Party C.

4.3.11      Party C shall promptly notify Party A of any pending or threatened litigation, arbitration or administrative procedure related to the assets, business and income of Party C, and tender to Party A the sole control of the defense and settlement of such claim and cooperate with such defense and/or settlement at Party C's expense.

4.4         Before Party A obtains the Object Equities and Object Assets of Party C by means of exercising either the Equity Purchase Option or the Assets Purchase Option, with out the prior written consent by Party A, the Kingold Shareholders and Party C shall not jointly or separately:

4.4.1        amend, modify or revise the Articles of Association of Party C in any form, or change the structure of the registered capital;

4.4.2        agree to increase or decrease the registered capital or the number of existing shareholders of Party C;

4.4.3        cause Party C to have transactions, which may materially affect the assets, business, net assets or other legal rights and liabilities of Party C, unless these transactions are related to the ordinary course of business or have been disclosed to and the written consent from Party A has been obtained;

4.4.4        transfer or dispose the Object Equities in any manner or grant any security interest or any other third-party right on the Object Equities;

4.4.5        sell, transfer, mortgage or dispose in any other form, any asset, income and any other legal yield and interest of Party C, or approve any encumbrance or imposition of any Security Interest on Party C’s assets;

4.4.6        issue or provide guarantee, loan or credit to any third party or incur any debt, other than (i) the debt arising from ordinary course of business; and (ii) the debt has been disclosed to Party A and the written consent by Party A has been obtained.

4.4.7        terminate or cause Party C to terminate any material agreement (whose definition is at Party A’s discretion at that time) entered into by Party C, or enter into any agreement that would conflict with the existing material agreements of Party C and/or the Kingold Shareholders;

4.4.8        distribute any distributable profit, bonus, dividend or interest of Party C, unless otherwise stipulated by law; or

4.4.9        approve or adopt any shareholders resolution at a shareholder meeting of Party C which may cause Party C to merge, acquire, invest in or associate with any entity other than Party A.

Clause 5              Transfer of this Agreement

5.1         Without the prior written consent by Party A, the Kingold Shareholders and Party C shall not sub-contract, license or transfer its rights and obligations under this Agreement to any third party or its affiliate; and any transfer of this Agreement without prior written consent of Parry A shall be invalid.

5.2         The Kingold Shareholders and Party C agree and confirm that Party A may transfer its rights and obligations under this Agreement, without the consent of the Kingold Shareholders and Party C, to any third party, provided that Party A notifies the Kingold Shareholders and Party C of such transfer in writing.

Clause 6              Confidentiality

6.1         All parties agree that, all materials, documents, communications and other information obtained in the negotiation, execution or performance of this Agreement, the Equity Transfer Agreement, and the Assets Transfer Agreement, whether commercial, technical or in any other form (“Confidential information"), shall be strictly kept confidential and used only for the performance of the obligations under this Agreement, the Equity Transfer Agreement, and the Assets Transfer Agreement.  Unless the other parties consent in writing, none of the parties shall release, leak or disclose any Confidential Information to any third party.

6.2         Either party may disclose the Confidential Information in the following circumstances:  (1) where the law, court order or the competent court with jurisdiction requires, and such disclosure may be conducted only within such requirement; (2) where the competent authority or government department requires; (3) where such Confidential Information has been known to the general public; (4) where such Confidential Information was owned duly and legally by the disclosing party rather obtained from the other party before the disclosing party obtains it; (5) the information is required to be disclosed subject to the applicable laws or the rules or provisions of a stock exchange or securities governing authority; and (6) the information is disclosed by each party to its legal or financial consultant relating the transaction of this Agreement, the Equity Transfer Agreement, and the Assets Transfer Agreement, and this legal or financial consultant shall comply with the confidentiality set forth in this Clause.

However, for the circumstances aforesaid, where either party discloses the Confidential Information, it shall inform the other party of the Confidential Information to be disclosed.

6.3         Nonetheless other provisions of this clause, either party shall have the right to disclose the Confidential Information to its lawyer, accountant, other professional consultants, directors or senior officers; such personnel shall undertake in writing to treat such information as Confidential Information by taking the measures similar to those provided in 7.1 of this Clause.

6.4         The disclosure of the Confidential Information by staff or employed institution of any party shall be deemed as the disclosure of such Confidential Information by such party, and such party shall bear the liabilities for breaching the agreement.

6.5         This clause shall survive whatever this Agreement is invalid, amended, revoked, terminated or unable to implement by any reason.

Clause 7              Liability for breach

7.1         Both panics shall sufficiently perform this Agreement.  Either Party breaching this Agreement shall bear the liability as arising out of and in relation thereto.  If the breaching party causes damages to any other party, the breathing party shall compensate such party for all such damages.

7.2         If a Kingold Shareholder breaches this Agreement, in addition to the remedies stipulated by law, Party A may also take the following measures:

7.2.1        require such breaching Kingold Shareholder to transfer all or any part of the equities of Party C held by such breaching Kingold Shareholder immediately at the Exercise Price for Equity Purchase Option to Party A or its Designee, provided that the law of the PRC permits at that time; or

7.2.2        require such breaching Kingold Shareholder to compensate all direct and indirect damages, including but not limited to all the legal fees, travel fees and investigation fees paid for seeking and enforcing such remedies.

7.3         If Party C breaches this Agreement, in addition to the remedies stipulated by law, Party A may also take the following measures:

7.3.1        require Party C to transfer all or part of the Object Assets immediately at the Exercise Price for Assets Purchase Option to Party A or its Designee, provided that the law of the PRC permit at that time;

7.3.2        require the Kingold Shareholders to exercise their rights as shareholders, and cure the breach of Party C; if after ten (10) days after Party A sends a written notice to the Kingold Shareholders or Party C, such breach has not been cured.  Party A shall have the right to require the Kingold Shareholders to transfer all or part of the Object Equities immediately at the Exercise price for Equity Purchase Option to Party A or its Designee provided that the law of the PRC permits at that time; or

7.3.3        require the Kingold Shareholders and Party C to compensate all direct and indirect damages, including but not limited to all the legal fees, travel fees and investigation fees paid for seeking and enforcing such remedies.

Clause 8              Governing Law.  The execution, validity, effect, interpretation, performance and dispute solution of this Agreement shall be governed by the laws and regulations of the PRC.

Clause 9              Dispute Resolution.  All parties agree that any dispute arising from or in relation to this Agreement shall first be settled by the friendly negotiation of both parties.  If the negotiation fails within 45 days, either party shall have the right to file the dispute with China International Economic and Trade Arbitration Commission (“CIETAC”) in Beijing for arbitration pursuant to the currently effective arbitration rules of CIETAC at the time of application.  This arbitration shall be final and bind both parties and shall be enforceable in any court of competent jurisdiction.  The arbitration fees shall be born by the losing party.

Clause 10            Effect and Termination

10.1       This Agreement shall come into effect after it is signed and stamped by all parries.

10.2       In any of the following circumstances, this Agreement shall be terminated:

10.2.1      where, during the Exercise Period, all parties reach an agreement to terminate this Agreement;

10.2.2      where, during the Exercise Period, Party A notifies the other parties thirty (30) days in advance to terminate this Agreement; in such circumstance, Party A shall not assume any liabilities as arising out of and in relation thereto;

10.2.3      at the expiration of the Exercise Period provided; however, Party A may extend the Exercise Period and this Agreement in its sole discretion; or

10.2.4      upon the unanimous agreement by all parties.

10.3       The Clause 7 regarding confidentiality and Clause 13 regarding indemnification shall survive the termination of this Agreement.

Clause 11           Taxes and Fees.  All taxes and fees resulting from the execution and performance of this Agreement, the Equity Purchase Agreement and the Assets Purchase Agreement shall be borne by each party respectively pursuant to the applicable laws and regulations.

Clause 12           Indemnification.  Party C and each of the Kingold Shareholders shall indemnify and hold harmless Party A or its Designee, their affiliates and each of their respective successors and assigns, and their respective officers, directors, employees and agents (collectively, "Indemnified Party") from and against any liabilities, claims (including claims by third parties}, demands, judgments, losses, costs, damages or expenses whatsoever (including reasonable attorneys', consultants' and other professional fees and disbursements of every kind, nature and description) (collectively, "Damages") such Indemnified Party may sustain, suffer or incur and that result from, arise out of or relate to the willful breach of this Agreement, the Equity Purchase Agreement and the Assets Purchase Agreement by Party C or any of the Kingold Shareholders.

Clause 13            General Terms

1.           Entire Agreement.  This Agreement and the Exhibits and Schedules hereto contain the entire understanding between the parties, no other representations, warranties or covenants having induced any party to execute this Agreement, and supersede all prior or contemporaneous agreements with respect to the subject matter hereof.  All exhibits, addendums, and schedules referred to in this Agreement are incorporated herein by reference.  All references to schedules and exhibits are to exhibits and schedules attached to and to become a part of this Agreement unless otherwise indicated.

2.           Amendment.  Any amendment and/or rescission shall be in writing and signed by the authorized representatives of all parties.  Such revision shall be a valid integral part of this Agreement.

3.           Headings.  The headings of any Clauses or other portion of this Agreement are for convenience only and are not to be considered in construing this Agreement.

4.           Construction.  References in this Agreement to "Clauses," "Sections," "Schedules" and "Exhibits" shall be to the Clauses, Sections, Schedules and Exhibits of this Agreement, unless otherwise specifically provided; any use in this Agreement of the singular or plural, or the masculine, feminine or neuter gender, shall be deemed to include the others, unless the context otherwise requires; the words "herein”, "hereof" and "hereunder" and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement; the word "including" when used in this Agreement shall mean "including without limitation"; and except as otherwise specified in this Agreement, all references in this Agreement (a) to any agreement, document, certificate or other written instrument shall be a reference to such agreement, document, certificate or instrument, in each case together with all exhibits, schedules, attachments and appendices thereto, and as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof; and (b) to any law, statute or regulation shall be deemed references to such law, statute or regulation as the same may be supplemented, amended, consolidated, superseded or modified from time to time.

5.           Severability.  Any provision hereof that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability, without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

6.           Waiver.  No failure or delay of either party to enforce any right hereunder shall constitute a waiver of any such right hereunder.  No waiver shall be effective hereunder unless in writing and a waiver shall only be effective for the specific act or circumstance for which it is given and not for any future act or circumstance.

7.           Succession of this Agreement.  This Agreement shah bind the successors and transferees of all parties.

8.           Language.  This Agreement is in both Chinese and English and signed by all parties, and the two versions have the same effect.  Should there be any discrepancy between the two language versions, the Chinese version shall prevail.

9.           Notices.  All notices required or permitted under this Agreement shall be in writing and shall be sufficiently given only if mailed by registered or certified mail, return receipt requested, or sent by expedited or overnight delivery service with return receipt, or sent by telecopier with confirmed receipt, to the party to receive notice at the following addresses or at such other address as any party may, upon ten (10) days prior notice, direct:

If to Party A:

With a copy to:

If to Party B:

With a copy to:

If to Party C:

With a copy to:

10.         Copies of this Agreement.  This Agreement shall be executed in four counterparts, each party holds one and the rests are used for the transaction of related formalities.  Each of the copies shall be deemed as the original one and has the same effect.

_The remainder of this page Is intentionally left blank._

IN WITNESS HEREOF, all parties have signed This Agreement on the date specified on the first page of this Agreement by their respective authorized representatives.

Party A: Wuhan Vogue-Show Jewelry Co., Ltd (seal)

Legal Representative or Authorized Representative (signature):

Party B: The Kingold Shareholders:

Jia Zhihong (signature):	/s/ Jia Zhihong	Tang Yongbao (signature):	/s/ Tang Yongbao

Dai Cuiyuan (signature):	/s/ Dai Cuiyuan	Huang Fan (signature):	/s/ Huang Fan

Zhao Jin (signature):	/s/ Zhao Jin	Zhao Bin (signature):	/s/ Zhao Bin

Chen Wei (signature):	/s/ Chen Wei	Wang Jun (signature):	/s/ Wang Jun

Xu Ji (signature):	/s/ Xu Ji	Wu Xueyuan (signature):	/s/ Wu Xueyuan

Hu Ziwei (signature):	/s/ Hu Ziwei	Oin Wanjiang (signature):	/s/ Oin Wanjiang

Zuo Liping (signature):	/s/ Zuo Liping	Fu Liuyun (signature):	/s/ Fu Liuyun

Dai Yichao (signature):	/s/ Dai Yichao	Yang Chonghui (signature):	/s/ Yang Chonghui

Niao Hanmei (signature):	/s/ Niao Hanmei	Wang Yan (signature):	/s/ Wang Yan

Pan Ming (signature):	/s/ Pan Ming	Yang Guoqiao (signature):	/s/ Yang Guoqiao

Yan Huan (signature):	/s/ Yan Huan	Li Feng (signature):	/s/ Li Feng

Yao Hai Qiong (signature):	/s/ Yao Hai Qiong	Li Huili (signature):	/s/ Li Huili

Li Ziliang (signature):	/s/ Li Ziliang	Zhuang Wenbo (signature):	/s/ Zhuang Wenbo

Xue Yi (signature):	/s/ Xue Yi	Wang Zhaoping (signature):	/s/ Wang Zhaoping

Li Meidie (signature):	/s/ Li Meidie	Lai Suhua (signature):	/s/ Lai Suhua

Cheng Ying (signature):	/s/ Cheng Ying	Zhou Lin (signature):	/s/ Zhou Lin

Zhang Jing (signature):	/s/ Zhang Jing	Liu Min (signature):	/s/ Liu Min

Zhang Jianshe (signature):	/s/ Zhang Jianshe	Feng Ligang (signature):	/s/ Feng Ligang

Wang Jianxin (signature):	/s/ Wang Jianxin	Xiong Shuming (signature):	/s/ Xiong Shuming

Luo Anying (signature):	/s/ Luo Anying	Guo Yong (signature):	/s/ Guo Yong

Guang Jun (signature):	/s/ Guang Jun

Wuhan Xinyuejin Industrial Co., Ltd (seal)

Authorized Representative (signature):

Party C: Wuhan Kingold Jewelry Co. Ltd. (seal)

Legal Representative or Authorized Representative (signature):

Table 1:

Serial No.	Name	Address	ID No. (Registration No.)	Number of Shares Held (10,000)	Proportion of Shares Held (%)
1	Jia Zhihong	No. 40-1, Laodong St., Jiang’an District, Wuhan	420102196111133118	6636.65	66.3665
2	Tang Yongbao	1st Floor 1, No. 2, Zhangjiawan, Wuchang District, Wuhan	4208219710514004X	400.00	4.00
3	Dai Cuiyuan	No. 11, Taohuawu, Yunshan St., Lanxi, Zhejiang Province	330719195208060027	400.00	4.00
4	Huang Fan	2nd 1, No. 1190, Jiefang Ave., Jiang’an District, Wuhan	420102194107051735	300.00	3.00
5	Zhao Jin	No. 13, 8th Area, Yuege Village, Hancuahe Town, Fangshen District, Beijing	110111194910043615	250.00	2.50
6	Zhao Bin	West 8 Building, No. 3, Taipingyang Industrial Zone, Shaoyan Rd., Yantian District, Shenzhen, Guangdong Province	440621196805223134	200.00	2.00
7	Chen Wei	No. 3-8, Nanhu Tongheiqiao, Shizishan St., Hongshan District, Wuhan	420111197610265036	183.00	1.83
8	Wang Jun	4th Floor, No. 136, Shahuzhui, Wuchang District, Wuhan	420106197411082439	132.35	1.3235
9	Xu Ji	20-102, No. 5 Building, Fusheng Garden, Fujian Rd., Hexi District, Tianjia	120103195611280035	100.00	1.00
10	Wu Xueyuan	2-14F, Baihua Apartments, Futian District, Shenzhen, Guangdong Province	432301196601232061	100.00	1.00
11	Hu Ziwei	No. 255, Jiefang Ave., Wuchang District, Wuhan	420802198702070021	79.00	0.79
12	Qin Wanjiang	No. 9, Houhainanyan, Xicheng District, Beijing	110102195811271186	75.00	0.75
13	Zuo Liping	2-502, No. 13 building, Lougouqiaonanli, Fengtai District, Beijing	110106195908041526	150.00	1.50
14	Fu Liuyun	14th Floor 1, No. 37, Jingwa Rd. Jianghan District, Wuhan	420102193605103126	42.00	0.42

Table 1-1

Serial No.	Name	Address	ID No. (Registration No.)	Number of Shares Held (10,000)	Proportion of Shares Held (%)
15	Dai Yichao	No. 19, Huanghe’er Village, Jiang’an District, Wuhan	420102196210173174	35.00	0.35
16	Yang Chonghui	No. 4, 3-10, Baiyan Residential Area, Gucheng St., Linhai, Zhejiang Province	331082198309300318	30.00	0.30
17	Liao Hanmei	3rd Floor 1, Xiangiangli No. 29, Hongkong St., Jianghan District, Wuhan	420102195411082100	30.00	0.30
18	Wang Yan	7th Floor 3, No. 12, Taibei Rd., Jiang’an District, Wuhan	420102197507160328	30.00	0.30
19	Pan Ming	No. 30-2-201, Meiyuan Residential Area Phase II, Wuchang District, Wuhan	422201196303120830	24.00	0.24
20	Yan Guoqiao	3rd Floor 1, NO. 241, Hanyang Ave., Hanyang District, Wuhan	420104195610304338	20.00	0.20
21	Yan Huan	No. 59-402, Dongfang Garden, Hanyang District, Wuhan	420105198202280445	20.00	0.20
22	Li Fong	2nd Floor 1, No. 1095-61, Jiefang Ave., Qiaokou District, Wuhan	420104196303090012	20.00	0.20
23	Yao Haiqiong	No. 50, Niupiling, Jiang’an District, Wuhan	420102197002033729	15.00	0.15
24	Li Huili	No. 506, Hexingli, Changqing Office, Dongxihu District, Wuhan	410321197701145525	12.00	0.12
25	Li Ziliang	4th Floor 1, No. 391, Changdi St., Qiaokou District, Wuhan	42010419810128271X	10.00	0.10
26	Zhuang Wenbo	13th Floor 7, No. 684-18, Jiefang Ave., Jianghan District, Wuhan	420103196710253716	10.00	0.10
27	Xue Xi	6th Floor 2, No. 3-13, Xuesong St., Jianghan District, Wuhan	420106196105245223	10.00	0.10
28	Wang Zhaoping	No. 25, Minzu Rd., Jianghan District, Wuhan	42010419691124242X	10.00	0.10
29	Li Mengdie	8th Floor 1, No. 117-4, Fazham Ave., Jianghan District, Wuhan	420104196407234324	10.00	0.10

Table 1-2

Serial No.	Name	Address	ID No. (Registration No.)	Number of Shares Held (10,000)	Proportion of Shares Held (%)
30	Lai Suhua	5th Floor 1, No. 17 Yiyuan Rd., Jiang’an District, Wuhan	420102196305112067	10.00	0.10
31	Cheng Ying	3-504, No. 8 Building, Fulinyuan Residential Area, Chaoyang District, Beijing	420111197112044169	10.00	0.10
32	Zhou Lin	24th Floor 5, No. 130, Sanyang Rd., Jiang’an District, Wuhan	360403197412280323	8.00	0.08
33	Zhang Jing	No. 70, Fenbu St., Nangang District, Harbin	230103197501177023	8.00	0.08
34	Liu Min	No. 5-5-4-2, Xufeng Apartments, Wuchang District, Wuhan	420107197105100068	6.00	0.06
35	Zhang Jianshe	No. 46-4, Xian’anfang, Jiang’an District, Wuhan	42010219530709032X	6.00	0.06
36	Feng Ligang	No. 40, 1st Group, Fenghuang Village, Shuanghe Town, Changaing County, Sichuan Province	512530197603067079	5.00	0.05
37	Wang Jianxin	7th Floor 2, No. 428, Qingnian Rd., Jianghan District, Wuhan	420103196104033756	4.00	0.04
38	Xiong Shuming	No. 28-3-601, Zisha Rd., Wuchang District, Wuhan	420106196305011632	3.00	0.03
39	Luo Anying	2-502, No. 58-13, Taiyuan Rd., Wuchang District, Wuhan	420106196211252021	2.00	0.02
40	Guo Yong	203, No. 1296, Yanchang Rd., Chengguan District, Lanzhou, Gansu Province	620402197108082012	2.00	0.02
41	Guang Jun	No. 89., Jiaotong Rd., Douhe Town, Xiantao, Hubei Province	429004197903111144	2.00	0.02
42	Wuhan Xinyuejin Industrial Co., Ltd	No. Te 1, Luojiazui Rd., Jiang’an District, Wuhan	Registration No. 4201021100565	100.00	1.00

Table 1-3

Table 2:

Serial No.	Name	Address	ID No. (Registration No.)	Number of Shares Held (10,000)	Proportion of Shares Held (%)
1	Beijing Shouchuang Investment co., Ltd.	Room 1808, No. 69 Zizhuyuan Rd., Haidian District, Beijin.	Registration No. 1100001513673	500.00	5.00

Table 2-1

Annex 1:  Equity Transfer Agreement

This Equity Transfer Agreement is entered into by and between the following two parties on ____________________ in __________________:

(1) ____________________(hereinafter referred to the "Transferor")

(2) Wuhan Vogue-Show Jewelry Co., Ltd, a Wholly-Owned Foreign Enterprise ("WOFE") incorporated and duly existing in Wuhan of the PRC with legal registered office at 5th Floor 1-3, No. Te 15, Economic Development Zone, Jiang'an District, Wuhan and legal representative:  Hu Qiao (hereinafter referred to as “the transferee”).

WHEREAS:

1.           The transferor holds ______% of the equities of Wuhan Kingold Jewelry Joint Stock Co., Ltd ("Kingold Jewelry").

2.           The transferor agrees to transfer _______% of the equities held in Kingold Jewelry to the transferee and the transferee agrees to accept the above equities.

THEREFORE, through friendly negotiation, both parties have reached the following agreements for the equity transfer:

Clause 1        Equity Transfer and Settlement

1.1   Both parties hereto agree that the transferor transfers its ______ % equities in Kingold Jewelry to the transferee pursuant to the terms and conditions of this Agreement.  The transferee agrees to accept the equities of the transferor.

1.2   The prompt day for the above-mentioned equity transfer shall be the day where Kingold Jewelry completes the registration of change with Administration for Industry and Commerce.  As of the prompt day, the ______ % equities the transferor holds in Kingold Jewelry shall be transferred to the transferee, and the transferee shall enjoy the rights and assume the obligations as a shareholder of Kingold Jewelry with all the equities it holds.

Clause 2        Transfer Price

2.1   Both parties hereto agree that the price tor such equity transfer is RMB __________________ and shall be paid during ________________ days as of the execution of this Agreement.

Clause 3        Taxes and Fees.  Both parties hereto shall bear any applicable tax and fee and expense, including duly and legal fees and expenses for lawyers, accountants and other experts, as arising from and in relation to the negotiation, preparation and execution of this Agreement and the necessary approvals for this Agreement.

Annex 1-1

Clause 4               Dispute Resolution.  Any dispute between the transferor and the transferee arising from or in relation to this Agreement shall firstly be subject to the friendly negotiation of both parties.  If the dispute may not be settled during thirty (30) days after the negotiation aforesaid, either party shall have the right to file the dispute with China International Economic and Trade Arbitration Commission ("CIETAC") in Beijing for arbitration pursuant to the currently effective arbitration rules of CIETAC at the time of application.  This arbitration shall be final and bind both parties.

Clause 5               Others.  This Agreement is signed in Chinese arid is in _______ copies.  The transferor and the transferee hold _____________ copy (copies) and __________ copy (copies) are filed to the original commerce and industry registration agent and the rest ________ copy (copies) are filed to the notarial office (if necessary).  All copies shall have the same legal effect.

The Transferor:  ____________________  The Transferee:  ____________________ Co., Ltd

Authorized Representative (signature):	Authorized Representative (signature):

Name:	Name:

Annex 1-2

Assets Transfer Agreement

This Assets Transfer Agreement (hereinafter referred to as this "Agreement") is entered into by and between the following two parties on _______________ ______, 2008 in ______________ City, _________________ Province of the PRC:

___________________ Co., Ltd (hereinafter referred to as the “Transferor”)

Registered Office:  _______________________

Name of Legal Representative:  ______________________

___________________ Co., Ltd (hereinafter referred to as the “Transferee”)

Registered Office:  _______________________

Name of Legal Representative:  ______________________

WHEREAS:

1.           The transferor is a joint stock limited company duly registered and incorporated in the PRC and mainly engaging in ______________.  The transferee is a limited liability company duly registered and incorporated ill the PRC.

2.           The transferee, for its operation purpose, needs to purchase part of assets owned by the transferor (with the details listed in Annex 1I hereto).

3.           The transferor agrees to sell to the transferee pursuant to the terms and conditions under this Agreement and the transferee agrees to purchase from the transferor pursuant to the terms and conditions under this Agreement the assets as stated in Clause 1 of this Agreement provided that the attached conditions permit.

HEREBY, both parses have reached the following agreements:

Clause 1        Assets Transfer and Payment.  The transferor here agrees to sell to the transferee pursuant to the terms and conditions under this Agreement and the transferee agrees to purchase from the transferor pursuant to the terns and conditions under this Agreement all the assets as listed in Annex 1 to this Agreement as at the prompt date (except otherwise provided in 1.2 herein).

Unless otherwise provided by the law of the PRC, us of the day when this Agreement comes into effect, the title of and any right and interest in relation to or resulting from the assets shall be owned by the transferee.

Clause 2        Transfer Price and Payment.  The transferor and the transferee here consistently agree that the transfer price of the assets under this Agreement shall be RMB __________________.

Annex 1-3

Clause 3        Fees.  Except otherwise provided expressly or agreed by both parties, both parties shall pay respectively all fees (including but not limited to fees to its lawyer, auditor, other representatives or consultants) as arising from and in relation to the preparation, execution and performance of this Agreement and the expected transactions, and bear respectively taxes as arising out of and in relation thereto.

Clause 4        Termination.  This Agreement may be terminated provided that both parties agree in writing to do so.

Clause 5        Dispute Resolution.  Both parties shall friendly negotiate to solve any dispute as arising from or in relation to this Agreement, including the dispute and misunderstanding on the revision of the respective rights and obligations under this Agreement.  This negotiation shall be immediately started upon the service of the written request by either party to the other party for the negotiation which states the nature of the disputes.

If the dispute is not solved during thirty (30) days after the service of written request for negotiation, either party may require filing the dispute to ______________ Sub-commission of China International Economic and Trade Arbitration Commission ("CIETAC”) for arbitration in ___________ pursuant to the currently effective arbitration rules of CIETAC at the time of application.

This arbitration shall be final and bind both parties.  Both parties expressly agree to waive the application of laws and regulations on the appeal of the arbitral award, and thus both parties shall not file an appeal for the arbitral award and neither party shall refuse the enforcement action of the other party pursuant to the arbitral award which is favorable to the later party.

Clause 6        Other Terms.

6.1           Effect.  This Agreement shall come into effect as of the date of execution and constitute the legal, valid and binding obligations of both parties and either party may impose enforcement on the other party  pursuant to the terms  and conditions of this Agreement.

6.2           Governing Law.  The interpretation arid performance of all terms and conditions of this Agreement shall be governed by the law of the PRC.

6.3           Revision and Amendment to this Agreement.  Both parties may revise and amend this Agreement in the form of written agreement.  The revised agreement and supplementary agreement to this Agreement with the signatures of both parties shall be an integral part of this Agreement and shall have the same legal effect as this Agreement.

6.4           Severability.  If any clause is invalid, illegal or unenforceable, the other clauses of this Agreement shall remain in full force and effect to both parties.

6.5           Copy.  This Agreement is executed in duplicate and in both English and Chinese.  Each party holds one and alt topics shall have the same legal effect.

(hereinafter left blank)

Annex 1-4

IN WITNESS HEREOF the authorized representatives of the transferor and the transferee have signed on this Agreement on the date stated on the first page of this Agreement.

The Transferor:
Company
Seal:

Authorized Representative:

The Transferee:
Company
Seal:

Authorized Representative:

Annex 1-5